UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Soliciting Material Pursuant to § 240.14a-12

Augmedix, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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AUGMEDIX, INC.

111 Sutter Street, Suite 1300, San Francisco, California 94104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 1, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Augmedix, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on July 1, 2021 at 9:00 a.m. Pacific Time at the Company’s offices at 111 Sutter Street, Suite 1300, San Francisco, California 94104 to conduct the following business:

1.	To elect the two Class I director nominees named in the proxy statement to our board of directors;

2.	To approve the amendment and restatement of the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for grant;

3.	To ratify the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for 2021; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record and beneficial owners of our common stock at the close of business on June 3, 2021 are eligible to attend and vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Emmanuel Krakaris

President, Chief Executive Officer, Secretary and Director

San Francisco, California

June 14, 2021

If you are a stockholder of record or a beneficial owners of our common stock at the close of business on June 3, 2021, you are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or voting instruction form mailed to you, or vote over the telephone or the internet as instructed in these materials or materials provided by your broker, bank or other agent, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting.

 i

AUGMEDIX, INC.

111 Sutter Street, Suite 1300, San Francisco, California 94104

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2021

INTRODUCTION

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Augmedix, Inc. (“Augmedix,” “we,” “us,” “our,” and the “Company”) will be held on July 1, 2021 at 9:00 a.m. Pacific Time at 111 Sutter Street, Suite 1300, San Francisco, California 94104.

Your proxy materials will include a unique control number to be used at www.proxyvote.com to vote your shares. If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Even if you successfully register and plan on attending the Annual Meeting in person, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting.

CORPORATE INFORMATION

We were incorporated in the State of Delaware as Malo Holdings Corporation on December 27, 2018. On October 5, 2020, our wholly-owned subsidiary August Acquisition Corp., a Delaware corporation (the “Acquisition Sub”), merged with and into Augmedix, Inc., a Delaware corporation (“Private Augmedix”) formed on April 30, 2013 (the “Merger”). Following the Merger, Private Augmedix was the surviving entity and became our wholly-owned subsidiary, and all of the outstanding shares of common and preferred stock of Private Augmedix were converted into shares of our common stock. The business of Private Augmedix became our business as a result of the Merger. On October 5, 2020, our board of directors and all of our pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on October 5, 2020 and through which we changed our name to “Augmedix, Inc.”

Our common stock is currently listed and quoted on the over-the-counter market. We announced our listing on the OTC Markets QX Best Market (“OTCQX”) on March 29, 2021.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. Our disclosure set forth in this proxy statement complies with the Jumpstart Our Business Startups Act of 2012, including the scaled down compensation disclosures for a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain a small reporting company for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of this proxy statement?

The board of directors of the Company (the “Board of Directors” or “Board”) is soliciting a proxy from each holder of our common stock to vote on the items to be considered at the Annual Meeting, scheduled to take place on July 1, 2021, or at any adjournment or postponement of the Annual Meeting.

We are first mailing or making available to stockholders this proxy statement and related materials on or about June 14, 2021.

Why did members of my household only receive one copy of the proxy materials even though multiple stockholders live here?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Many brokers with account holders who are Augmedix stockholders will be “householding” the Company’s proxy materials. A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy materials, please notify your broker or Augmedix. Direct your request to Augmedix, Inc., 111 Sutter Street, Suite 1300, San Francisco, California 94104, Attention: Corporate Secretary or call (888) 669-4885. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

How do I attend the Annual Meeting?

The meeting will be held on July 1, 2021 at 9:00 a.m. Pacific Time at 111 Sutter Street, Suite 1300, San Francisco, California 94104. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 3, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 27,092,826 shares of common stock outstanding and entitled to vote. A list of registered stockholders entitled to vote at the meeting will be available at Augmedix’s offices, 111 Sutter Street, Suite 1300, San Francisco, California 94104 during the ten days prior to the meeting. A list of stockholders of record will also be available during the meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at the meeting location at 111 Sutter Street, Suite 1300, San Francisco, California 94014.

Stockholder of Record: Shares Registered in Your Name

If on June 3, 2021 your shares were registered directly in your name with Augmedix’s transfer agent, Vstock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 3, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you would like the ability to vote at the Annual Meeting, please follow the instructions from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

●	The election of two Class I director nominees named in the proxy statement to the Board (Proposal 1);

●	To approve the amendment and restatement of the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for grant (Proposal 2); and

●	To ratify the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for 2021 (Proposal 3).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the two Class I director nominees named in the proxy statement to the Board or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote during the Annual Meeting even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If we receive your signed proxy card by 11:59 p.m., Pacific Time on June 30, 2021, we will vote your shares as you direct.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Pacific Time on June 30, 2021 to be counted.

●	To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m., Pacific Time on June 30, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than from Augmedix. Simply follow such voting instructions to ensure that your vote is counted. To vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your computing device and internet access, such as the cost of such device and the software thereon and usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of as of the close of business on June 3, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet by the relevant deadline or during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two Class I director nominees named in the proxy statement to the Board, “For” the approval of the amendment and restatement of our 2020 Equity Incentive Plan, and “For” the ratification of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for 2021. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion with respect to Proposal 3. Your broker, bank or other agent cannot vote on Proposals 1 and 2 without your instruction.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on all proxy cards to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to Augmedix’s Corporate Secretary at 111 Sutter Street, Suite 1300, San Francisco, California 94104.

●	You may attend and vote during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. If you plan to revoke your proxy by voting your shares at the Annual Meeting, see the instructions set forth in the section entitled “How do I vote?” above.

Your most current proxy card or telephone or internet proxy received by the company prior to the applicable deadline is the one that is counted. Voting at the Annual Meeting will supersede any prior votes that you cast.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be in proper form pursuant to Rule 14a-8 of the Exchange Act and received by the Corporate Secretary of the Company in writing by February 13, 2022 (assuming a June 14, 2021 mailing date of these proxy materials), at 111 Sutter Street, Suite 1300, San Francisco, California 94104. If you wish to submit a proposal (including a director nomination) at our 2022 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than the close of business on March 18, 2022, nor later than the close of business on April 17, 2022; provided, however, that if our 2022 Annual Meeting of Stockholders is held before June 1, 2022 or after August 30, 2022, notice by the stockholder must be received no earlier than 5:00 p.m. Eastern Time on the one hundred and fifth (105th) day prior to such annual meeting and no later than 5:00 p.m. Eastern time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made in order for such notice to be timely.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 (election of directors), votes “For,” “Withhold” and broker non-votes; and for Proposals 2 (approval to amend and restate 2020 Equity Incentive Plan) and 3 (ratification of auditors), votes “For,” “Against,” or “Abstain.”

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other agent holding the shares as to how to vote on a non-routine matter, the broker, bank or other agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 3 is considered to be routine and, therefore, we do not expect broker non-votes in connection with that proposal.

As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent holding the shares by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

On each proposal to be voted upon, stockholders have one vote for each share of our common stock owned as of the Record Date. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withheld Votes and Abstentions	Effect of Broker Non-Votes
1	The election of the two Class I director nominees named in the proxy statement to the Board.

Nominees receiving the most FOR votes will be elected as directors.

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

			Withheld votes have no effect.	None.

2	Approval of the amendment and restatement of the Company’s 2020 Equity Incentive Plan to increase the number of shares reserved for grant.	FOR votes from the holders of a majority of shares of stock entitled to vote on the matter that are present in person or represented by proxy and are voted for or against the matter.	Abstentions will have no effect.	None.

3	Ratification of the selection of Frank, Rimerman + Co. LLP as our Independent Registered Public Accounting Firm for 2021	FOR votes from the holders of a majority of shares of stock entitled to vote on the matter that are present in person or represented by proxy and are voted for or against the matter.	Abstentions will have no effect.	Not Applicable. Abstentions will have no effect because the ratification of appointment of auditors is based on the votes actually cast.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our then outstanding shares of the common stock entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 27,092,826 shares issued and outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Augmedix’s Board is divided into three classes of directors, each serving staggered three-year terms. The Board currently consists of seven directors, two of whom have terms expiring at the Annual Meeting. The nominees, each of whom is currently serving as a Class I director, have been recommended by the Board for re-election to serve as directors for three-year terms until the 2024 Annual Meeting and until their successors are duly elected and qualify.

The Board knows of no reason why either nominee would be unable to serve as a director. If either nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also decrease the size of the Board.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company currently held by the director.

Name	Age (1)	Title	Director Since
Joseph Marks, Ph.D.	60	Director	2020
Ian Shakil	37	Chief Strategy Officer and Director	2013

(1)	Age as of June 14, 2021.

Set forth below are descriptions of the backgrounds and principal occupations of each of Messrs. Marks and Shakil, and the period during which he or she has served as a director.

Joseph Marks, Ph.D. (60) has served as a member of our board of directors since January 2020. He is also currently Chief Technology Officer for Weta Digital Ltd., a digital visual effects company, where he has served since September 2020. Dr. Marks is also Executive Director of the Center for Machine Learning and Health at Carnegie Mellon University, where he has served since May 2016. Dr. Marks co-founded Caboodle Technologies, Inc. in April 2018. Prior to that, Dr. Marks was Co-Founder of Upfront Analytics, LTD, based in Dublin, Ireland. Earlier in his career, Dr. Marks served as Research Scientist, then Research Director at Mitsubishi Electric Research Labs from 1993 to 2006. Dr. Marks holds an A.B. in Applied Mathematics, as well as a Master of Science and Ph.D. in Computer Science, all from Harvard University. We believe that Dr. Marks is qualified to serve on our board of directors due to his experience as an entrepreneur and technology researcher.

Ian Shakil (37) is our founder and has been a member of our board of directors since April 2013. He previously served as Chairman of our board of directors from August 2018 to September 2020 and has served as our Chief Strategy Officer since October 2018. Prior to that, Mr. Shakil served as our Chief Executive Officer from April 2013 to October 2018. Mr. Shakil has also served as Advisor to Edwards Lifesciences Corporation since May 2019, and as Advisor to Maya.com.bd since January 2018. Mr. Shakil has a B.S.E. in Biomedical Engineering from Duke University, and an M.B.A. from Stanford University Graduate School of Business. We believe that Mr. Shakil is qualified to serve on our board of directors because he is our founder and former Chief Executive Officer and his business and technical experience in the healthcare industry.

VOTE REQUIRED AND RECOMMENDATION

The Company’s directors are elected by plurality vote. For purposes of the vote on this proposal, withheld votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

CONTINUING DIRECTORS

Class II Directors with Terms Expiring at the 2022 Annual Meeting of Stockholders

Jennifer Carter has served as a member of our board of directors since June 2020. Since April 2015, Ms. Carter has served in various roles at McKesson Ventures, including as Vice President of Portfolio Development and Marketing from April 2015 to September 2019, and as Vice President of Venture Operations from September 2019 to June 2020, then Partner and Vice President of Operations from June 2020 to present. Ms. Carter has worked at McKesson Corp. since 1998 in a variety of roles, including sales, marketing, strategy and Six Sigma. Ms. Carter holds a B.A. in Economics from Boston College Caroll School of Management. We believe that Ms. Carter is qualified to serve on our board of directors due to her experience in healthcare operations and venture capital.

Emmanuel Krakaris has served as our President, Chief Executive Officer, Secretary and as a member of our board of directors since October 2018. Before Mr. Krakaris was appointed as our President, Chief Executive Officer and Secretary, Mr. Krakaris served as an advisor to the board of directors from April 2018 to May 2018 and as our Chief Operating Officer from June 2018 to September 2018. Prior to joining us, Mr. Krakaris served as the Chief Executive Officer of Streetline, Inc. from August 2014 to February 2018 and as Chief Financial Officer and Chief Operating Officer from 2011 to August 2014. Mr. Krakaris also served as Chief Financial Officer of Command Audio Corporation from 1996 to 2011. Mr. Krakaris received a Bachelor of Commerce in Marketing and International Business from McGill University, and a M.B.A. from the University of California, Berkeley, Haas School of Business. We believe that Mr. Krakaris is qualified to serve on our board of directors due to his extensive business experience as an executive officer and experience across a broad range of industries.

Class III Directors with Terms Expiring at the 2023 Annual Meeting of Stockholders

Jason Krikorian has served as a member of our board of directors since May 2017. He is also currently General Partner at DCM, where he has served since July 2010. Prior to joining DCM, Mr. Krikorian co-founded Sling Media, Inc., a digital media and device company. Mr. Krikorian holds a B.A. in Psychology from the University of California, Berkeley, a J.D. from the University of Virginia School of Law, and a M.B.A. from the University of Virginia Darden School of Business. We believe that Mr. Krikorian is qualified to serve on our board of directors due to his expertise as an entrepreneur and venture capital investor in technology companies.

Gerard van Hamel Platerink has served as Chairman of our board of directors since September 2020 and has served as a member of our board of directors since April 2016. Mr. van Hamel Platerink currently serves as a Managing Director of Redmile Group, LLC (“Redmile”), a healthcare focused investment firm with offices in San Francisco, New York and Paris, which he joined in May 2012. Prior to joining Redmile, Mr. van Hamel Platerink was a Managing Director with Accuitive Medical Ventures, a healthcare venture capital firm from 2003 to 2012. Mr. van Hamel Platerink holds a B.S. in Physics from the University of St. Andrews, and an M.B.A. from University of Cambridge. We believe that Mr. van Hamel Platerink is qualified to serve on our board of directors due to his expertise as a venture capital investor, and knowledge regarding the healthcare industry.

Margie Traylor has served as a member of our board of directors since May 2021. Ms. Traylor is the co-founder of Audacious Studios—the parent company to August United, an influencer marketing agency, Tailwind, a performance media consultancy, Cast & Hue, an experience design consulting firm and Interobang, a technology incubator—where she has served as its Chief Executive Officer for the last 22 years. Ms. Traylor is also a board member of HonorHealth, a non-profit healthcare system, and serves on its Strategic Planning, Executive and Compensation, Quality, Audit and Medical Staff Planning and Partnership Committees. Ms. Traylor holds a Master of Healthcare Innovation from the Arizona State University College of Nursing and Health Innovation and a B.S. in Accounting from the Arizona State University, W. P. Carey School of Business. Her prior corporate leadership roles include E-Commerce Vice President, Controller, PwC Auditor, and CPA for public and private companies with $500M to $5B in revenues. We believe that Ms. Traylor is qualified to serve on our board of directors due to her experience as a CPA and chief executive officer.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

For purposes of independence we use the definition of independence applied by NASDAQ Stock Market LLC (“Nasdaq”), given the possibility of our potential up listing to Nasdaq. Applicable rules of the Nasdaq require a listed company’s board of directors to be comprised of a majority of the members of which are independent directors. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that all of our directors other than Emmanuel Krakaris and Ian Shakil are independent directors, as defined under applicable Nasdaq rules. In making such determination, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the association of any of our non-employee directors with the holders of more than 5% of our common stock.

There are no family relationships between any of our independent directors and executive officers.

BOARD LEADERSHIP STRUCTURE

Our Board has an independent Chair, Gerard van Hamel Platerink, who has authority, among other things, to preside over Board meetings and stockholder meetings, and shall have such powers and duties as may from time to time be assigned by the Board. The Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. We currently believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of our Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss our major financial risk and enterprise exposures and the steps our management has taken to monitor or mitigate such exposures, including procedures and related policies with respect to risk assessment and risk management. The Audit Committee also reviews our information technology risk management and cybersecurity, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and respond to data breaches, and the Audit Committee is responsible for reviewing our programs for monitoring compliance with legal and regulatory requirements and major legal and regulatory compliance risk exposures.

MEETINGS OF THE BOARD

The Board met six times during 2020. The Compensation Committee met six times in 2020. The Audit Committee did not meet separately in 2020, but the Audit Committee members did meet with the full Board on several occasions during 2020 following the Merger and the Audit Committee held several informal meetings during 2020 following the Merger. The Nominating and Corporate Governance Committee did not meet in 2020. Each Board member attended at least 75% of the meetings of the Board and the committees on which he or she served in 2020. The Augmedix independent directors met in executive sessions during fiscal year 2020, at which only independent directors were present. Mr. van Hamel Platerink, the Chair of the Board during 2020, presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The following table provides the current committee membership for each of the Board committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Emmanuel Krakaris	X	X
Jennifer Carter	X		X
Jason Krikorian		X (chair)
Joseph Marks
Ian Shakil
Gerard van Hamel Platerink		X	X (chair)
Margie Traylor	X (chair)

Audit Committee

The Audit Committee is composed of Mr. Krakaris, Ms. Carter and Ms. Traylor. Ms. Traylor is the chair of the Audit Committee. Each member of the Audit Committee is financially literate. The Board has determined that Ms. Traylor is an “audit committee financial expert” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933 (“Securities Act”). The Audit Committee’s principal functions are to assist the Board in its oversight of:

●	selecting a firm to serve as our independent registered public accounting firm to audit our consolidated financial statements;

●	ensuring the independence of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	considering the adequacy of our internal controls and internal audit function;

●	reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and

●	approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Other than Mr. Krakaris, the members of the Audit Committee meet the applicable Nasdaq and SEC rules regarding “independence” for membership on an audit committee.

A current copy of the Audit Committee charter is available on the Company’s website at http://ir.augmedix.com/corporate-governance.

Compensation Committee

The Compensation Committee is composed of Messrs. Krakaris, Krikorian and van Hamel Platerink. Mr. Krikorian is the chair of the Compensation Committee. Each of Messrs. Krikorian and van Hamel Platerink is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The functions of this committee include, among other things:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

●	reviewing and approving, or recommending that our board of directors approve, the terms of any compensatory agreements with our executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	administering our stock and equity incentive plans;

●	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

●	establishing our overall compensation philosophy.

Other than Mr. Krakaris, the members of the Compensation Committee meet the applicable Nasdaq and SEC rules regarding “independence” for membership on a compensation committee.

A current copy of the Compensation Committee charter is available on the Company’s website at http://ir.augmedix.com/corporate-governance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Ms. Carter and Mr. van Hamel Platerink. Mr. van Hamel Platerink is the chair of the Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

●	identifying and recommending candidates for membership on our board of directors;

●	recommending directors to serve on board committees;

●	reviewing and recommending to our board of directors any changes to our corporate governance principles;

●	reviewing proposed waivers of the code of conduct for directors and executive officers;

●	overseeing the process of evaluating the performance of our board of directors; and

●	advising our board of directors on corporate governance matters.

The members of the Nominating and Corporate Governance Committee meet the applicable Nasdaq and SEC rules regarding “independence” for membership on a nominating committee. A current copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website at http://ir.augmedix.com/corporate-governance.

The Board may from time to time establish other committees.

DIRECTOR RECRUITMENT AND NOMINATIONS

The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Corporate Secretary at Augmedix, Inc. 111 Sutter Street, Suite 1300, San Francisco, California 94104, who will then forward it to the Nominating and Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (as amended from time to time) promulgated by the SEC, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our bylaws. See “Questions and Answers about These Proxy Materials and Voting—When are stockholder proposals and director nominations due for next year’s annual meeting?” for more information on these procedures. The Nominating and Corporate Governance Committee will consider and evaluate persons recommended by the stockholders in the same manner as it considers and evaluates other potential directors, including incumbent directors.

DIRECTOR QUALIFICATIONS

Our Board believes that its membership should consist of individuals with sufficiently diverse and independent backgrounds and with the appropriate expertise required to serve as a director of the Company. The Nominating and Corporate Governance Committee is responsible for ensuring that the Board meets this objective and is responsible for reviewing the qualifications of potential director candidates and recommending to the director candidates to be nominated for election to the Board. In evaluating director candidates and nominees, the Nominating and Corporate Governance Committee considers the following criteria: professional experience; education; skill; diversity; differences of viewpoint; other individual qualities and attributes that will positively contribute to the Board, including integrity and high ethical standards; industry experience; subject matter expertise; ability to express opinions, ask difficult questions and make informed, independent judgments; and the ability to devote sufficient time to prepare for and attend Board meetings. While the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee, we are actively seeking opportunities to enhance Board diversity.

CODE OF BUSINESS CONDUCT AND ETHICS

We are committed to ethical business practices and, accordingly, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all the members of our board of directors, officers and employees. Our Code of Conduct is available on our website at https://ir.augmedix.com/corporate-governance/governance-documents. We intend to disclose future amendments to certain portions of the Code of Conduct or waivers of such provisions granted to executive officers and directors on our website.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board expects that the views of our stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at Augmedix, Inc., 111 Sutter Street, Suite 1300, San Francisco, California 94104, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

PROPOSAL 2

approvAL OF THE amendment and restatement of THE

2020 Equity Incentive Plan

In March 2021, the Board, based on the recommendation of the Compensation Committee, approved an amendment and restatement (the “Amendment and Restatement”) of the 2020 Equity Incentive Plan (“2020 Plan”), subject to stockholder approval at the Annual Meeting, that would increase the number of shares of our common stock issuable under the 2020 Plan by 643,761 shares and increase the number of shares that can be awarded as incentive stock options by 1,287,322 shares. The Amendment and Restatement does not change any other terms of the 2020 Plan.

We are asking our stockholders to approve the Amendment and Restatement.

REASON FOR INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE 2020 PLAN

The Board approved the Amendment and Restatement to increase the number of shares of our common stock issuable under the 2020 Plan, including the number of shares that can be awarded as incentive stock options, based on its belief that the number of shares currently available under the 2020 Plan does not give the Company sufficient authority and flexibility to adequately provide for future equity awards. The Board believes that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to obtain the quality directors, officers, employees and service providers it needs to move its business forward.

We recognize the need to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees, directors and consultants whose contributions are important to the long-term success of the Company. While share usage may vary based on a variety of factors, we anticipate that the additional shares requested will allow us to continue granting equity awards under the 2020 Plan through the end of fiscal 2021.

The 2020 Plan is the Company’s only equity incentive plan under which common stock is available for issuance. If stockholders do not approve the proposed Amendment and Restatement increasing the number shares available for issuance under the 2020 Plan, the 2020 Plan will remain in effect in its current form, but the proposed share increase (including the increase in the number of shares that can be awarded as incentive stock options) will not take effect.

SUMMARY OF MATERIAL TERMS OF THE 2020 PLAN AND THE AMENDMENT AND RESTATEMENT

The following is a summary of the material terms of the 2020 Plan and the change made by the proposed Amendment and Restatement. This summary, however, does not purport to be a complete description of all provisions of the 2020 Plan and is qualified in its entirety by reference to the full text of the 2020 Plan. A copy of the 2020 Plan, as amended by the Amendment and Restatement, has been filed with the SEC with this proxy statement and is attached hereto as Appendix A.

Administration. The 2020 Plan is administered by our Compensation Committee or by our Board acting in place of our Compensation Committee. Subject to the terms and conditions of the 2020 Plan, the Compensation Committee has the authority, among other things, to select the persons to whom awards may be granted, construe and interpret our 2020 Plan as well as to determine the terms of such awards and prescribe, amend, and rescind the rules and regulations relating to the 2020 Plan or any award granted thereunder. The 2020 Plan provides that the Board or Compensation Committee may delegate its authority, including the authority to grant awards, to one or more officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our Board.

Authorized Shares. We initially reserved for issuance pursuant to awards granted under our 2020 Plan any reserved shares not issued or subject to outstanding grants under the Augmedix 2013 Equity Incentive Plan (the “2013 Plan”) on the effective date of the 2020 Plan. The number of shares reserved for issuance under our 2020 Plan increases automatically on January 1 of each of 2021 through 2030 by the number of shares equal to the lesser of 5% of the total number of outstanding shares of our common stock as of the immediately preceding January 1, or a number as may be determined by our Board. On January 1, 2021, the number of shares of our common stock reserved for the grant or settlement of awards under the 2020 Plan was increased by 1,733,148 from 600,102 to 2,333,250. If the proposed Amendment and Restatement is approved by our stockholders, the number of shares available for issuance under the 2020 Plan would be increased by another 643,761 to 2,977,011, subject to the automatic increases described above. In addition, the following shares of our common stock will be available for issuance under our 2020 Plan:

●	shares subject to options or SARs granted under our 2020 Plan that cease to be subject to the option or SAR for any reason other than exercise of the option or SAR;

●	shares subject to awards granted under our 2020 Plan that are subsequently forfeited or repurchased by us at the original issue price;

●	shares subject to awards granted under our 2020 Plan that otherwise terminate without shares being issued;

●	shares surrendered, canceled or exchanged for cash or the same type of award or a different award (or combination thereof);

●	shares subject to awards under the 2020 Plan that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award;

●	shares issuable upon the exercise of options or subject to other awards under the 2013 Plan that cease to be subject to such options or other awards by forfeiture or otherwise after the effective date of the 2020 Plan;

●	shares issued pursuant to outstanding awards under the 2013 Plan that are forfeited or repurchased by us at the original issue price after the effective date of the 2020 Plan; and

●	shares subject to awards under the 2013 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Eligibility. The 2020 Plan provides for the grant of awards to our employees, directors, and consultants. As of June 3, 2021, we had 568 employees, 7 directors, 5 of whom are non-employee directors, and 9 consultants who were potentially eligible to participate in the 2020 Plan. No non-employee director may receive awards under our 2020 Plan that, when combined with cash compensation received for service as a non-employee director, exceed $750,000 in value (measured as of the date of grant) in any fiscal year.

Types of Awards Under the 2020 Plan. The following types of awards may be granted under the 2020 Plan:

Options. The 2020 Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code, and non-statutory stock options to purchase shares of our common stock at a stated exercise price. Incentive stock options may only be granted to employees, including officers and directors who are also employees. The exercise price of stock options granted under the 2020 Plan must be at least equal to the fair market value of our common stock on the date of grant. Incentive stock options granted to an individual who holds, directly or by attribution, more than 10% of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant. Subject to stock splits, dividends, recapitalizations or similar events, the 2020 Plan currently provides that no more than 2,000,000 shares may be issued pursuant to the exercise of incentive stock options granted under the 2020 Plan. If the proposed Amendment and Restatement is approved by our stockholders, the number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2020 Plan would be increased to 3,287,322 shares.

Options may vest based on service or achievement of performance conditions. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable, with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2020 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds, directly or by attribution, more than 10% of the total combined voting power of all classes of our capital stock is five years from the date of grant.

Stock Appreciation Rights (“SARs”). A SAR provides for a payment, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and a pre-determined exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The exercise price of a SAR must be at least the fair market value of a share of our common stock on the date of grant. SARs may vest based on service or achievement of performance conditions, and may not have a term that is longer than ten years from the date of grant.

Restricted Stock Awards. An award of restricted stock is an offer by us to sell shares of our common stock subject to restrictions that may lapse based on the satisfaction of service or achievement of performance conditions. The price, if any, of an award of restricted stock will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, holders of restricted stock will be entitled to vote and to receive any dividends or stock distributions paid pursuant to any unvested shares of restricted stock. If any such dividends or distributions are paid in shares of common stock, the shares will be subject to the same restrictions on transferability and forfeiture as the shares of restricted stock with respect to which they were paid.

Restricted Stock Units (“RSUs”). RSUs represent the right to receive shares of our common stock at a specified date in the future, and may be subject to vesting based on service or achievement of performance conditions. Settlement of earned RSUs may be made as soon as practicable after the date determined at the time of grant or on a deferred basis in the discretion of the committee, and may be settled in cash, shares of our common stock or a combination of both. No RSU may have a term that is longer than ten years from the date of grant.

Performance Awards. Performance awards granted pursuant to the 2020 Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of our common stock, that may be settled in cash, property or by issuance of those shares subject to the satisfaction or achievement of specified performance conditions.

Stock Bonus Awards. A stock bonus award provides for payment in the form of cash, shares of our common stock or a combination thereof, based on the fair market value of shares subject to such award as determined by our Compensation Committee. The awards may be subject to vesting restrictions based on continued service or performance conditions.

Cash Awards. A cash award is an award that is denominated in, or payable to an eligible participant solely in, cash.

Dividend Equivalent Rights. Dividend equivalent rights may be granted at the discretion of our Compensation Committee and represent the right to receive the value of dividends, if any, paid by us in respect of the number of shares of our common stock underlying an award. Dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award and will be paid only at such time as the underlying award has become fully vested. Dividend equivalent rights may be settled in cash, shares or other property, or a combination of thereof as determined by the Compensation Committee.

Change of Control. Our 2020 Plan provides that, in the event of a “corporate transaction” (as defined in the 2020 Plan), awards granted under the 2020 Plan may (i) be continued by the Company, if we are the successor entity; or (ii) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent awards (including, but not limited to, an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of our outstanding shares held by the participant, substantially similar shares, or other property subject to repurchase restrictions no less favorable to the participant. In the event the successor corporation refuses to assume, substitute, or replace any award, then such award will become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon will lapse, immediately prior to the consummation of the corporation transaction. Awards with performance-based vesting criteria that are not assumed will be deemed earned and vested based on the greater of actual performance (if determinable) or 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable award agreement.

Adjustment. In the event of a change in the outstanding shares of our common stock without consideration by reason of a stock dividend, extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off, or similar change in our capital structure, appropriate proportional adjustments will be made to (i) the number and class of shares reserved for issuance under our 2020 Plan and the incentive stock option limit; (ii) the exercise prices of options and SARs; (iii) number and class of shares subject to outstanding awards; and (iv) any applicable maximum award limits pursuant to the 2020 Plan.

Clawback; Transferability. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law to the extent set forth in such policy or applicable agreement. Except in limited circumstances, awards granted under our 2020 Plan may generally not be transferred in any manner prior to vesting other than by will or by the laws of descent and distribution.

Amendment and Termination; Exchange Program. Our Board may amend the 2020 Plan at any time, subject to stockholder approval as may be required. Our 2020 Plan will terminate ten years from the date our Board adopts the plan, unless it is terminated earlier by our Board. No termination or amendment of the 2020 Plan may adversely affect any then-outstanding award without the consent of the affected participant, except as is necessary to comply with applicable laws. Subject to the foregoing, the Compensation Committee may at any time increase or decrease the exercise price applicable to outstanding options or SARs or pay cash or issue new awards in exchange for the surrender and cancellation of any, or all, outstanding awards.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary briefly describes U.S. federal income tax consequences of options generally, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2020 Plan should consult their own professional tax advisors concerning tax aspects of rights under the 2020 Plan. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the 2020 Plan will result in taxable income to the option holder or a deduction to us. In general, if the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction).

If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock (that is, in general, the price paid for the stock). We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements and possible limitations imposed by Section 162(m) and Section 280G of the Code.

Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (1) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (2) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Non-Qualified Stock Options. Options granted under the 2020 Plan which are not incentive stock options are “non-qualified options.” In general, no income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will generally realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our common stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements and possible limitations imposed by Section 162(m) and Section 280G of the Code.

Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.

Restricted Stock and Stock Bonus Awards. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value less any amount paid for the stock) when the restrictions lapse. Stock bonus awards are taxable either at the time of grant (if the shares are not subject to restrictions that create a substantial risk of forfeiture) or when the restrictions lapse (if the shares are subject to restrictions that create a substantial risk of forfeiture). A participant may elect to recognize income at the time of grant, in which case the fair market value of our common stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to certain withholding and reporting requirements and possible limitations imposed by Section 162(m) and Section 280G of the Code.

Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of RSUs but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of common stock. We will generally be entitled to a corresponding tax deduction, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.

Cash Awards. Cash awards are generally subject to tax when the cash is paid. We will generally be entitled to a corresponding tax deduction, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.

Performance Awards. The taxation of Performance Awards depends on the type and form of award involved, with taxation generally being as described above under the restricted stock heading if the award is granted as performance shares or as described above under the Restricted Stock Units heading if the award is granted as performance units.

Section 409A. Awards held by participants that are subject to, but fail to comply with, Section 409A are subject to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges and, potentially, state-level penalties. In addition, the failure to comply with Section 409A may result in an acceleration of the timing of income inclusion in respect of awards for income tax purposes. Awards granted under the 2020 Plan are intended to be exempt from or comply with the rules of Section 409A and will be administered accordingly. The Compensation Committee intends to administer any award resulting in a deferral of compensation subject to Section 409A consistent with the requirements of Section 409A to the maximum extent possible, as determined by the Compensation Committee.

Additional Payroll Tax Consequences. Awards granted to employees will generally be subject to payroll taxes, including social security and Medicare taxes, which are payable by both the Company the employee. The Company generally is obligated to withhold the employee’s portion of these taxes.

NEW PLAN BENEFITS

The following table reflects stock options granted in March 2021 under the 2020 Plan as amended by the Amendment and Restatement, which were expressly made subject to stockholder approval of the Amendment and Restatement at the Annual Meeting (the “Contingent Awards”). The Contingent Awards will automatically be cancelled if stockholders do not approve the Amendment and Restatement.

Name and Title	Number of Units (Shares Underlying Options)
Emmanuel Krakaris President, Chief Executive Officer, Secretary and Director	410,234	(1)(2)
Ian Shakil Chief Strategy Officer and Director	0
Sandra Breber Chief Operating Officer	0
Saurav Chatterjee COO, Customer Operations	0
Jonathan Hawkins Chief Revenue Officer	0
Paul Ginocchio Chief Financial Officer	0
Executive Group	410,234
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

(1)	Each option has an exercise price of $3.00 per share. The options will expire on March 22, 2031, or earlier if Mr. Krakaris’ employment terminates.
(2)	The option will vest with respect to 46,273 shares 100% upon the first day after the Company’s common stock has become publicly-listed on the New York Stock Exchange or Nasdaq and the shares trade at a per share price of $9.00 or above for 20 out of 30 trading days, provided that Mr. Krakaris has not ceased service to the Company prior to such vesting date. If the Company has not become publicly-listed on the New York Stock Exchange or Nasdaq on or prior to the date five years after the grant date, then the option shall terminate and no shares shall ever become vested. However, upon a change in control of the Company, if the price per share paid for each share of common stock at closing of the change in control exceeds $9.00, then the option shall be 100% vested immediately prior to the closing of the change in control.
The option will vest with respect to 363,961 shares 100% upon the first day after the Company’s common stock has become publicly-listed on the New York Stock Exchange or Nasdaq and the shares trade at a per share price of $13.50 or above for 20 out of 30 trading days, provided that Mr. Krakaris has not ceased service to the Company prior to such vesting date. If the Company has not become publicly-listed on the New York Stock Exchange or Nasdaq on or prior to the date five years after the grant date, then the option shall terminate and no shares shall ever become vested. However, upon a change in control of the Company, if the price per share paid for each share of common stock at closing of the change in control exceeds $13.50, then the option shall be 100% vested immediately prior to the closing of the change in control.

GRANTS UNDER THE INCENTIVE PLAN

Except as set forth in the table above, the future benefits or amounts that would be received under this amendment to the 2020 Plan are discretionary and are therefore not determinable at this time. The table below reflects all stock options, other than the Contingent Awards, granted under the 2020 Plan from its adoption through June 3, 2021 to the individuals and groups listed in the table. The closing price of our common stock on June 3, 2021, was $4.55 per share.

Name and Title	Number of Shares Underlying Options Granted
Emmanuel Krakaris President, Chief Executive Officer, Secretary and Director	800,820
Saurav Chatterjee COO, Customer Operations	309,367
Sandra Breber Chief Operating Officer	142,149
Paul Ginocchio Chief Financial Officer	112,430
Jonathan Hawkins Chief Revenue Officer	79,695
Ian Shakil Chief Strategy Officer and Director	47,239
All current executive officers, as a group	1,491,700
All current directors who are not current executive officers as a group	25,454
Each nominee for election as a director	47,239
Each associate of any such directors, executive officers or nominees	0
Each other person who received or is to receive 5 percent of such options or awards	0
All employees, including officers who are not current executive officers, as a group	481,681

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2020 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,211,857	$0.76	600,102	(2)
Equity compensation plans not approved by security holders	-	-	-

(1)	Includes the 2013 Plan and the 2020 Plan.

(2)	There are no shares of common stock available for issuance under our 2013 Plan, but the plan will continue to govern the terms of stock option and stock appreciation rights granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2020 Plan. In addition, the number of shares reserved for issuance under our 2020 Plan increased automatically by 5% on January 1, 2021 and will increase automatically on January 1 of each of 2022 through 2030 by the number of shares equal to the lesser of 5% of the total number of outstanding shares of our common stock as of the immediately preceding January 1, or a number as may be determined by our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Frank, Rimerman + Co. LLP, or Frank Rimerman, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Frank Rimerman currently serves as the Company’s independent registered public accounting firm and audited our financial statements for the year ended December 31, 2020. In addition to performing the audit of the Company’s consolidated financial statements, Frank Rimerman provided various other services during the year ended December 31, 2019 and December 31, 2020. The Company’s Audit Committee has determined that Frank Rimerman’s provision of these services, which are described below, does not impair Frank Rimerman’s independence with respect to the Company.

The Audit Committee and the Board believe that the continued retention of Frank Rimerman to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such appointment. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of Frank Rimerman. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Audit and non-audit services to be provided by Frank Rimerman are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Representatives of Frank Rimerman are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

The Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit fee of our independent registered public accounting firm.

“For” votes from holders of a majority of the shares of stock entitled to vote on the matter that are present in person or represented by proxy and are voted for or against the matter at the Annual Meeting is required to ratify the selection of Frank Rimerman. Abstentions will count towards a quorum but will have no effect on the outcome of this Proposal 3.

Principal Accountant Fees and Services

During the years ended December 31, 2019 and 2020, fees for services provided by Frank Rimerman were as follows:

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$105,000	$152,250
Audit-related Fees(2)	$—	$—
Tax Fees(3)	$39,245	$22,450
Other Fees(4)	$—	$—
Total Fees	$144,245	$174,700

(1)	“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)	“Audit-related fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.
(4)	“Other fees” includes fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

Disclosure of Changes in the Company’s Independent Registered Public Accounting Firm

In connection with the completion of the Merger, as of October 5, 2020, Raich Ende Malter & Co. LLP (“REM”) was dismissed as the Company’s independent registered public accounting firm and Frank Rimerman was engaged as the Company’s independent registered public accounting firm for the year ended December 31, 2020.

During the fiscal years ended December 31, 2018 and 2019, respectively, and the subsequent interim period through the date of REM’s dismissal, there were no disagreements with REM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of REM, would have caused it to make reference to the subject matter thereof in connection with its report.

During the fiscal years ended December 31, 2018 and 2019 and the subsequent interim period through the date of REM’s dismissal, neither the Company nor anyone acting on its behalf consulted Frank Rimerman regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has provided REM with a copy of the Current Report on Form 8-K filed October 9, 2020 prior to the filing thereof and have requested that REM furnish to the Company a letter addressed to the SEC stating whether REM agrees with the statements made by the Company under Item 4.01 therein. REM has furnished such letter, dated October 8, 2020, which stated that REM agrees with the statements under Item 4.01 contained therein as they relate to REM.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Audit Committee of the Board of Directors for the fiscal year ended December 31, 2020:

Jennifer Carter

Emmanuel Krakaris

Ms. Traylor does not appear as a signatory to this Audit Committee Report because she was appointed to the Audit Committee in May 2021 and therefore was not a member of the Audit Committee during the fiscal year ended December 31, 2020.

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 3, 2021:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 27,092,826 shares of common stock outstanding as of June 3, 2021. Shares of common stock that a person has the right to acquire within 60 days of June 3, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Augmedix, Inc., 111 Sutter Street Suite 1300, San Francisco, CA 94104.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders
Entities affiliated with DCM VI, L.P. (1)	4,020,915	14.70%
McKesson Ventures LLC (2)	4,238,999	15.47%
Entities affiliated with Redmile Group, LLC (3)	14,246,125	49.84%
Mark Thompkins	1,990,000	7.35%
Directors and Named Executive Officers
Jennifer Carter (2)	-	-
Emmanuel Krakaris (4)	1,254,807	4.43%
Jason Krikorian (1)	-	-
Joseph Marks, Ph.D.	30,323	*
Gerard van Hamel Platerink (3)	-	-
Ian Shakil (5)	790,785	2.86%
Sandra Breber (6)	192,582	*
Jonathan Hawkins (7)	110,103	*
Margie Traylor (8)	4,242	*
All expected directors and executive officers as a group (11 persons) (9)	2,481,675	8.46%

*	Represents beneficial ownership of less than 1%.

1.	Consists of (i) 3,731,418 shares of common stock held by DCM VI, L.P., (ii) 269,490 shares underlying warrants to purchase common stock held by DCM VI, L.P. and (ii) 20,007 shares of common stock held by A-Fund, L.P. Jason Krikorian, a member of the Board, is a general partner at DCM, which is an affiliate of DCM VI, L.P. Mr. Krikorian disclaims beneficial ownership of all shares above except to the extent of his pecuniary interest therein. The address of the above entities and Mr. Krikorian is 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

2.	Consists of (i) 3,935,106 shares of common stock held by McKesson Ventures LLC, or McKesson Ventures, and (ii) 303,893 shares underlying warrants to purchase common stock held by McKesson Ventures. Jennifer Carter, a member of the Board, is Partner and Vice President of Operations at McKesson Ventures. Ms. Carter disclaims beneficial ownership of all shares above except to the extent of her pecuniary interest therein. The address of McKesson Ventures and Ms. Carter is One Post Street, FL 21, San Francisco CA 94104.

3.	Consists of: (i) 521,140 shares of preferred stock held by Redmile Capital Fund, LP, (ii) 687,397 shares of common stock held by Redmile Capital Offshore II Master Fund, Ltd., (iii) 161,889 shares of common stock held by Redmile Capital Offshore Master Fund, Ltd., (iv) 4,593,258 shares of common stock and a warrant to purchase 917,414 shares of common stock held by Redmile Private Investments II, L.P., (v) 32,914 shares of common stock held by Redmile Strategic Master Fund, LP, (vi) 1,758,749 shares of preferred stock and a warrant to purchase 573,384 shares common stock held by RAF, L.P., and (vii) 5,000,000 shares of common stock held by RedCo I, L.P. Redmile Group, LLC is the investment manager/adviser to each of the seven private investment vehicles listed above (collectively, the “Redmile Funds”) and, in such capacity, exercises sole voting and investment power over all of the securities of the Company held by the Redmile Funds and may be deemed to be the beneficial owner of such securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of such securities. Redmile Group, LLC, Mr. Green and Gerard van Hamel Platerink each disclaim beneficial ownership of such securities, except to the extent of its or their pecuniary interest therein, if any. The address of the above entities and persons is One Letterman Dr., Suite D3-300, San Francisco, CA 94129.

4.	Consists of 1,254,807 shares underlying options to purchase common stock that are exercisable within 60 days of June 3, 2021.

5.	Consists of 216,660 shares of common stock and 574,125 shares underlying options to purchase common stock that are exercisable within 60 days of June 3, 2021.

6.	Consists of 192,582 shares underlying options to purchase common stock that are exercisable within 60 days of June 3, 2021.

7.	Consists of 110,103 shares underlying options to purchase common stock that are exercisable within 60 days of June 3, 2021.
8.	Consists of 4,242 shares underlying options to purchase common stock that are exercisable within 60 days of June 3, 2021.

9.	Consists of (i) 238,616 shares of our common stock and (ii) 2,243,059 shares underlying options to purchase common stock that are exercisable within 60 days of June 3, 2021.

Executive Officers of the Company

The following table provides information regarding our executive officers as of June 14, 2021:

Name	Age	Positions
Executive Officers
Emmanuel Krakaris	63	President, Chief Executive Officer, Secretary and Director
Ian Shakil	37	Chief Strategy Officer and Director
Sandra Breber	64	Chief Operating Officer
Saurav Chatterjee	51	Chief Technology Officer
Jonathan Hawkins	52	Chief Revenue Officer
Paul Ginocchio	52	Chief Financial Officer

Set forth below are descriptions of the background of our executive officers. The biographies of our President, Chief Executive Officer, Secretary and Director, Emmanuel Krakaris, can be found under the heading “Continuing Directors—Class II Directors with Terms Expiring at the 2022 Annual Meeting of Stockholders” and our Chief Strategy Officer and Director, Ian Shakil, can be found under the heading “Proposal 1 Election of Directors—Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting

Sandra Breber has served as our Chief Operating Officer since March 2019, and prior to that served as an advisor to the Company from November 2018 to March 2019. Prior to joining us, Ms. Breber served as advisor to Snipp Interactive, Inc. from November 2018 to March 2019. Ms. Breber also served as President and Co-founder of Ziploop, Inc., from April 2013 to November 2018. Earlier in her career, Ms. Breber served as a Partner at Arthur Andersen L.L.P. Ms. Breber holds a Bachelor of Commerce in Accounting and Finance from McGill University.

Saurav Chatterjee has served as our Chief Technology Officer since November 2020. Prior to joining us, Mr. Chatterjee served as the Vice President of Engineering at Lumiata, Inc., from November 2019 to November 2020. Mr. Chatterjee also served as the Senior Director and Head Conversational AI at Asurion, Inc., from May 2014 to October 2019. From November 2010 to April 2014 Mr. Chatterjee was Chief Architect at Visa, where he developed Visa Checkout. Mr. Chatterjee holds a B.A in Electrical Engineering and Computer Science from the University of California, Berkeley, and a PhD in Computer Engineering from Carnegie Mellon University.

Jonathan Hawkins has served as our Chief Revenue Officer since April 2019. Prior to joining us, Mr. Hawkins was Senior Vice President of Business Development, Sales and Marketing for Spry Health, Inc., a healthcare data analytics provider that identifies early signs of clinical deterioration in chronically-ill patients, from October 2017 to April 2019. Mr. Hawkins was also a Founding Investor and Advisor to The Batchery, a startup incubator and accelerator. Prior to that, Mr. Hawkins was Vice President of Business Development and Sales for MedeAnalytics, Inc., from May 2016 to October 2017. From November 2015 to March 2016, Mr. Hawkins served as a consultant to Cal INDEX, a non-profit health information exchange. Mr. Hawkins holds a B.A. in International Relations from Stanford University, and an M.B.A. from Harvard Business School.

Paul Ginocchio has served as our Chief Financial Officer since July 2020. Prior to joining us, from December 2019 to June 2020, Mr. Ginocchio served as an independent strategic advisor to multiple technology companies. Mr. Ginocchio previously served as Chief Financial Officer of Brightfield Strategies LLC., a workforce data and analytics company, from January 2017 to September 2019. Prior to that, Mr. Ginocchio served as an industry consultant and interim Chief Financial Officer from September 2016 to December 2016 for various companies. From November 1998 to May 2016, Mr. Ginocchio was Lead Analyst, then Managing Director of Information & Business Services Equity Research at Deutsche Bank AG. Mr. Ginocchio holds B.A. in Economics & Business Management from North Carolina State University, and a M.B.A. in Finance from Indiana University Kelley School of Business.

EXECUTIVE COMPENSATION

We became a public company in October 2020, and we are currently an emerging growth company. As an emerging growth company, we are not required to include a Compensation Discussion and Analysis in our executive compensation disclosure and have elected to comply with the disclosure requirements applicable to emerging growth companies and smaller reporting companies. The following tables and accompanying narrative disclosure set forth information about the compensation earned by our named executive officers during the year ended December 31, 2020. Our named executive officers, who are our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) serving as executive officers as of December 31, 2020, were:

●	Emmanuel Krakaris, President, Chief Executive Officer and Secretary;

●	Jonathan Hawkins, Chief Revenue Officer; and

●	Sandra Breber, Chief Operating Officer

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for fiscal 2020.

Name and Principal Position	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Emmanuel Krakaris, President, Chief Executive Officer and Secretary	$295,833	$127,440	$210,000	$900	(3)	$634,173
Jonathan Hawkins, Chief Revenue Officer	$242,708	$22,302	$175,000	$-		$440,010
Sandra Breber, Chief Operating Officer	$242,708	$45,135	$99,000	$-		$386,843

1.	Amounts represent the aggregate grant date fair value of the stock options awarded to the named executive officer during fiscal 2020 in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 31, 2021. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

2.	The amounts represent annual cash bonuses earned by Messrs. Krakaris and Hawkins and Ms. Breber based on the achievement of Company and individual performance objectives.

3.	This amount reported represents Mr. Krakaris’s vehicle allowance.

Equity Compensation

From time to time, we grant equity awards in the form of stock options to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service with us. As of December 31, 2020, each of our named executive officers held options to purchase shares of our common stock that were granted under the 2013 Plan, as set forth in the table below titled “Outstanding Equity Awards at 2020 Fiscal Year-End.”

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding stock options as of December 31, 2020.

		Option Awards
		Number of Securities Underlying Unexercised Options		Exercise
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date
Emmanuel Krakaris	12/6/2018(1)	554,424	277,212	$0.85	12/05/2028
	6/4/2020(2)	336,691	168,345	$0.64	6/3/2030
Jonathan Hawkins	4/18/19(3)	36,124	50,573	$0.85	4/18/2029
	6/4/2020(4)	36,825	51,555	$0.64	6/3/2030
Sandra Breber	4/18/19(5)	50,634	65,102	$0.85	4/18/2029
	6/4/2020(6)	78,254	100,613	$0.64	6/3/2030

1.	This stock option will become vested and exercisable with respect to twenty-five percent (25%) of the shares on the one (1) year anniversary of the April 1, 2018 vesting commencement date; and thereafter, this stock option will become vested and exercisable with respect to an additional 1/48th of the shares on each month of continuous service following the first one (1) year anniversary of the vesting commencement date. This award is subject to double trigger vesting acceleration under certain circumstances described below in the section titled “Potential Payments upon Termination or Change in Control.”

2.	This stock option will become vested and exercisable with respect to 1/48th of the shares on the one (1) month anniversary of the April 1, 2018 vesting commencement date; and thereafter, this stock option will become vested and exercisable with respect to an additional 1/48th of the shares on each month of continuous service following. This award is subject to double trigger vesting acceleration under certain circumstances described below in the section title “Potential Payments upon Termination or Change in Control.”

3.	This stock option will become vested and exercisable with respect to twenty-five percent (25%) of the shares on the one (1) year anniversary of the April 1, 2019 vesting commencement date; and thereafter, this stock option will become vested and exercisable with respect to an additional 1/48th of the shares on each month of continuous service following the first one (1) year anniversary of the vesting commencement date.

4.	This stock option will become vested and exercisable with respect to 1/48th of the shares on the one (1) month anniversary of the April 1, 2019 vesting commencement date; and thereafter, this stock option will become vested and exercisable with respect to an additional 1/48th of the shares on each month of continuous service following.

5.	This stock option will become vested and exercisable with respect to twenty-five percent (25%) of the shares on the one (1) year anniversary of the March 25, 2019 vesting commencement date; and thereafter, this stock option will become vested and exercisable with respect to an additional 1/48th of the shares on each month of continuous service following the first one (1) year anniversary of the vesting commencement date.

6.	This stock option will become vested and exercisable with respect to 1/48th of the shares on the one (1) month anniversary of the March 25, 2019 vesting commencement date; and thereafter, this stock option will become vested and exercisable with respect to an additional 1/48th of the shares on each month of continuous service following.

Offer Letters

We have entered into offer letters with each of our named executive officers. In addition, each of our named executive officers has executed our form of standard employee invention assignment and confidentiality agreement.

Emmanuel Krakaris

In October 2018, we entered into an offer letter with Mr. Krakaris, our Chief Executive Officer and a member of our board. This offer letter provides for an annual base salary of $350,000 initially, with an increase to $400,000 upon the completion of an equity financing with (i) gross proceeds to the Company of at least $15,000,000 (including the amount of any indebtedness converted into equity in connection with such financing) and (ii) in which any investor investing at least $3,000,000 in such financing is not a prior investor in the equity and/or debt of the Company. The transactions undertaken in relation to the Merger Agreement constitute such an equity financing within the meaning of Mr. Krakaris’s offer letter, and Mr. Krakaris’s annual base salary therefore was increased to $400,000 on January 1, 2021. Mr. Krakaris is also eligible to receive an annual bonus with a target of 50% to a maximum of 75% of his base salary, based upon achievement of performance goals established upon the mutual agreement of Mr. Krakaris and the Board. Mr. Krakaris is an at-will employee and does not have a fixed employment term. He is eligible to participate in employee benefit plans, including health insurance that we offer to our employees.

Sandra Breber

March 2019, we entered into an offer letter with Ms. Breber, our Chief Operating Officer. This offer letter provides for an annual base salary of $275,000. Ms. Breber is also eligible for a performance bonus based upon the achievement of Company and individual goals. Ms. Breber is an at-will employee and does not have a fixed employment term. She is eligible to participate in our employee benefit plans, including health insurance that we offer to our employees.

Jonathan Hawkins

In March 2019, we entered in an offer letter with Mr. Hawkins, our Chief Revenue Officer. This offer letter provides for an annual base salary of $275,000 and his current target sales commission opportunity is $175,000. Mr. Hawkins is also eligible for a performance bonus based upon achievement of Company and individual goals. Mr. Hawkins is an at-will employee and does not have a fixed employment term. He is eligible to participate in our employee benefit plans, including health insurance that we offer to our employees.

Potential Payments upon Termination or Change in Control

We have entered into offer letters with each of our executive officers, including our named executive officers, which provide for the following benefits upon certain terminations as provided below:

Emmanuel Krakaris

If Mr. Krakaris is terminated by us without cause (as such term is defined in his offer letter) or resigns for good reason (as such term is defined in his offer letter), he will be eligible to receive, in exchange for a customary release of claims, (i) a lump sum severance payment of three months base salary plus (ii) three months of salary continuation.

If Mr. Krakaris’s employment is terminated by us without cause or by the executive for good reason immediately prior to or within twelve months following a change in control (as defined in the 2013 Plan), Mr. Krakaris will additionally receive, in exchange for a customary release of claims, 100% acceleration of any then-unvested equity awards, a two year post-termination exercise period in which to exercise any stock options (but not beyond the term of the options) and the ability to net exercise the stock options (with respect to the exercise price only).

Sandra Breber

If Ms. Breber is terminated for any reason, she is not entitled to any severance or equity acceleration.

Jonathan Hawkins

If Mr. Hawkins is terminated for any reason, he is not entitled to any severance or equity acceleration.

This summary is qualified in its entirety by reference to the actual text of Messrs. Krakaris and Hawkins and Ms. Breber’s offer letters, which were filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 31, 2021.

DIRECTOR COMPENSATION

For the year ended December 31, 2020, no cash or equity compensation was paid to the non-employee members of our Board. All compensation paid to Messrs. Krakaris and Shakil, our employee directors, is set forth above in the section titled “Executive Compensation - Summary Compensation Table.” During fiscal 2020, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board.

For the year ended December 31, 2021, our Board has determined that independent non-employee directors of the Board shall be entitled to cash compensation in the amount of $40,000 per year and that any new independent non-employee directors of the Board shall be entitled to equity compensation consisting of a grant of a non-qualified stock option to purchase that number of shares of our common stock equal to $140,000  divided by the then-current fair market value of our common stock, with such option vesting in monthly 1/12th increments over one year subject to the director’s continuous service on the Board. Our Board also determined for the year ended December 31, 2021, that the chair of the Audit Committee shall be entitled to additional cash compensation in the amount of $20,000 per year.

TRANSACTIONS WITH RELATED PERSONS

Certain Related-Person Transactions

Described below are all transactions occurring since January 1, 2019 to which we were a party and in which (i) the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets, and (ii) any of our directors, executive officers, or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

2019 Convertible Debt Financing

In August 2019, Augmedix sold an aggregate of approximately $3.3 million of Convertible Promissory Notes at an interest 6% per annum (each, a “2019 Note” and collectively, the “2019 Notes”) and a Simple Agreement for Future Equity (each, a “2019 SAFE” and collectively, the “2019 SAFEs” and together with the Notes the “2019 Convertible Securities”), which granted the holders of the 2019 Convertible Securities the right to convert those 2019 Convertible Securities into shares of Augmedix’s preferred stock at a discount upon the closing of a financing with an aggregate gross purchase price paid to Augmedix of no less than $14.7 million.

Name of Stockholder	Principal Amount
Entities affiliated with Redmile Group, LLC(1)	$1,364,000
McKesson Ventures LLC(2)	$986,455
Entities affiliated with DCM(3)	$953,078

1.	Consists of notes and one SAFE purchased by Redmile Private Investments II, L.P., and RAF, L.P., which together hold more than 5% of the Company’s outstanding capital stock. Gerard van Hamel Platerink, chairman of the Board, is a Managing Director and designee of Redmile.

2.	Consists of notes purchased by McKesson Ventures LLC, which holds more than 5% of the Company’s outstanding capital stock. Jennifer Carter, a member of the Board, is Partner and Vice President of Operations and designee of McKesson Ventures LLC.

3.	Consists of notes purchased by DCM VI, L.P., which holds more than 5% of our outstanding capital stock. Jason Krikorian, a member of the Board, is a general partner and designee of DCM.

2019 Series B Convertible Preferred Stock and Warrant Financing

Between September 2019 and March 2020, Augmedix sold an aggregate of 16,067,648 shares of its 2019 Series B convertible preferred stock at a cash purchase price of approximately $1.2111 per share for an aggregate purchase price of approximately $15.8 million and a conversion price of approximately $1.08999 per share for the cancellation of approximately $3.3 million in indebtedness of 2019 Convertible Securities (the “Series B Financing”).

Kazi Shakil, the father of Ian Shakil, the Company’s Chief Strategy Officer and a member of the Board participated in the 2019 Series B Financing and purchased 20,622 shares of 2019 Series B convertible preferred stock for an aggregate purchase price of $24,975.31.

The following table summarizes the 2019 Series B convertible preferred stock purchased by affiliates of members of the Board and holders of more than 5% of the Company’s outstanding capital stock:

Name of Stockholder	Shares of 2019 Series B Convertible Preferred Stock	Total Purchase Price($)
Entities affiliated with Redmile Group, LLC(1)	10,865,146	$13,006,501
McKesson Ventures LLC(2)	2,282,908	$2,654,702
Entities affiliated with DCM(3)	2,031,992	$2,354,543

1.	Consists of shares purchased by Redmile Private Investments II, L.P. and RAF, L.P., which together hold more than 5% of the Company’s outstanding capital stock. Gerard van Hamel Platerink, chairman of the Board, is a Managing Director and designee of Redmile.

2.	Consists of shares purchased by McKesson Ventures LLC, which holds more than 5% of the Company’s outstanding capital stock. Jennifer Carter, a member of the Board, is Partner and Vice President of Operations and designee of McKesson Ventures LLC.

3.	Consists of shares purchased by DCM VI, L.P., which holds more than 5% of the Company’s outstanding capital stock. Jason Krikorian, a member of the Board, is a general partner and designee of DCM.

Lease Agreement

Augmedix leases part of its Dhaka, Bangladesh facility from S.S. Properties, an entity which is owned by Kazi Shakil, the father of Ian Shakil, the Company’s Chief Strategy Officer and a member of the Board (“S.S. Properties”). On June 1, 2015, Augmedix entered into a lease agreement with S.S. Properties that expires on May 31, 2025 (the “First S.S. Lease”). On August 1, 2017, Augmedix entered into a second lease agreement with S.S. Properties, that expires on December 31, 2027 (the “Second S.S. Lease”). On August 1, 2017, Augmedix entered into a third lease agreement with S.S. Properties, that expires on November 30, 2027 (the “Third S.S. Lease”). On August 1, 2017, Augmedix entered into a fourth lease agreement with S.S. Properties, that expires on July 30, 2027 (the “Fourth S.S. Lease”). On July 1, 2018, Augmedix entered into a fifth lease agreement with S.S. Properties, that expires on June 30, 2028 (the “Fifth S.S. Lease”). On January 1, 2019, Augmedix entered into a sixth lease agreement with S.S. Properties, that expires on December 31, 2028 (the “Sixth S.S. Lease” and collectively with the First S.S. Lease, Second S.S. Lease, Third S.S. Lease, Fourth S.S. Lease and Fifth S.S. Lease, the “S.S. Leases”). Rent expense under the S.S. Leases approximated $287,638 and $285,204 for the fiscal years ended December 31, 2019 and 2020, respectively.

Participation in the Private Placement Offering

Between October 5, 2020 and November 13, 2020, we sold an aggregate 9,138,853 shares of common stock issued in the Offering for aggregate gross consideration of approximately $27.4 million (before deducting placement agent fees and total expenses of approximately $3.2 million) to 35 accredited investors.

Kazi Shakil, the father of Ian Shakil, the Company’s Chief Strategy Officer and a member of the Board participated in the Offering and purchased 3,333 shares of our common stock for an aggregate purchase price of $9,999.

The following table summarizes the Company’s Common Stock purchased by affiliates of members of the Board and holders of more than 5% of our outstanding Common Stock sold in the Offering:

Name of Stockholder	Shares of Common Stock purchased in Private Placement Offering	Total Purchase Price($)
Entities affiliated with Redmile Group, LLC(1)	5,000,000	$15,000,000
McKesson Ventures LLC(2)	666,666	$1,999,998
Entities affiliated with DCM(3)	666,667	$2,000,001

1.	Consists of shares purchased by RedCo I, L.P. which hold more than 5% of the Company’s outstanding capital stock. Gerard van Hamel Platerink, chairman of the Board, is a Managing Director and designee of Redmile.

2.	Consists of shares purchased by McKesson Ventures LLC, which holds more than 5% of the Company’s outstanding capital stock. Jennifer Carter, a member of the Board, is Partner and Vice President of Operations and designee of McKesson Ventures LLC.

3.	Consists of shares purchased by DCM VI, L.P., which holds more than 5% of the Company’s outstanding capital stock. Jason Krikorian, a member of the Board, is a general partner and designee of DCM.

Indemnification Agreements

We will enter into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws will require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our restated bylaws will also require us to advance expenses incurred by our directors and officers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Emmanuel Krakaris

President, Chief Executive Officer, Secretary and Director

June 14, 2021

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Augmedix, Inc., 111 Sutter Street, Suite 1300, San Francisco, California 94104, Attention: Corporate Secretary.

APPENDIX A

Amended and Restated 2020 Equity Incentive Plan

AUGMEDIX, INC.

2020 EQUITY INCENTIVE PLAN
(as amended and restated effective July 1, 2021)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries, and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Section 2.6 and Section 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 2,376,909 Shares (which includes the 1,733,148 Share increase made as of January 1, 2021 pursuant to Section 2.4), plus (a) any reserved Shares not issued or subject to outstanding awards granted under the Company’s 2013 Equity Incentive Plan, as amended and restated (the “Prior Plan”) on the Effective Date (as defined below), (b) Shares that are subject to awards granted under the Prior Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date, (c) Shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) Shares issued under the Prior Plan that are repurchased by the Company at the original issue price, (e) Shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of a stock option or withheld to satisfy the tax withholding obligations related to any award, and (f) Shares that are subject to awards granted prior to the effectiveness of the Prior Plan that are forfeited or otherwise repurchased by the Company.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR, (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price, (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for grant and issuance in connection with subsequent Awards under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 22.2 hereof.

2.3. Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan will be increased on January 1 of each of the first ten (10) calendar years during the term of the Plan by the lesser of (a) five percent (5%) of the number of shares of all classes of the Company’s common stock issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5. ISO Limitation. No more than 3,287,322 Shares will be issued pursuant to the exercise of ISOs granted under the Plan.

2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors, and Non-Employee Directors, provided that such Consultants, Directors, and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms, and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement, and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability, and payment of Awards;

(j) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, or any Award Agreement;

(k) determine whether an Award has been vested and/or earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or modify any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships;

(o) adopt terms and conditions, rules, and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p) exercise discretion with respect to Performance Awards;

(q) make all other determinations necessary or advisable for the administration of this Plan; and

(r) delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3. Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4. Documentation. The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section 4.5 will increase the Share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants, and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length, and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap, and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. Unless as otherwise determined by the Committee, if the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9. Modification, Extension or Renewal. The Committee may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed, or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 19 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants, provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR, (b) the Exercise Price and the time or times during which the SAR may be settled, (c) the consideration to be distributed on settlement of the SAR, and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap, and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date, provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap, and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS.

10.1. Types of Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary, or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c) Cash-Settled Performance Awards. The Committee may also grant cash-based Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11. CASH AWARDS. A Cash Award (“Cash Award”) is an award that is denominated in, or payable to an eligible Participant solely in, cash, as deemed by the Committee to be consistent with the purposes of the Plan. Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of Performance Factors.

12. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

13. GRANTS TO NON-EMPLOYEE DIRECTORS.

13.1. General. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 13 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. No Non- Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed seven-hundred and fifty thousand dollars ($750,000) in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 13.1.

13.2. Eligibility. Awards pursuant to this Section 13 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 13.

13.3. Vesting, Exercisability and Settlement. Except as set forth in Section 22, Awards will vest, become exercisable, and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.4. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee. Such Awards will be issued under the Plan. An election under this Section 13.4 will be filed with the Company on the form prescribed by the Company.

14. WITHHOLDING TAXES.

14.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local, and international tax or any other tax or social insurance liability (the “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

14.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

15. TRANSFERABILITY.

15.1. Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

16. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

16.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

17. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state, or foreign securities law, or any rules, regulations, and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted, and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

18. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note, provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

19. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

20. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.

21. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary, or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, or Affiliate to terminate Participant’s employment or other relationship at any time.

22. CORPORATE TRANSACTIONS.

22.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be (a) continued by the Company, if the Company is the successor entity; or (b) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation refuses to assume, substitute or replace any Award in accordance with this Section 22, then notwithstanding any other provision in this Plan to the contrary, each such Award shall become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon shall lapse, immediately prior to the consummation of the Corporation Transaction. Performance Awards not assumed pursuant to the foregoing shall be deemed earned and vested based on the greater of actual performance (if determinable) or 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement. The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a Corporate Transaction.

22.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

22.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

23. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

24. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

25. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.

26. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

27. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers, and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

28. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

29. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

29.1. “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

29.2. “Award” means any award under the Plan, including any Option, Performance Award, Cash Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.

29.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

29.4. “Board” means the Board of Directors of the Company.

29.5. “Cash Award” means an award as defined in Section 11 and granted under the Plan.

29.6. “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (i) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (ii) unauthorized disclosure or use of the Company’s confidential or proprietary information, (iii) misappropriation of a business opportunity of the Company, (iv) materially aiding Company competitor, (v) a felony conviction, (vi) failure or refusal to attend to the duties or obligations of the Participant’s position (vii) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (viii) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company. The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company or Committee, as applicable, and will be final and binding on the Participant. This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 21 above. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced if a definition of Cause is set forth in such individual’s employment agreement, Award Agreement, or other applicable agreement with any Participant that pertains to Awards under the Plan.

29.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

29.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

29.9. “Common Stock” means the common stock of the Company.

29.10. “Company” means Augmedix, Inc., a Delaware corporation, or any successor corporation.

29.11. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, or Affiliate to render services to such entity.

29.12. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then- outstanding voting securities, provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company), or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

29.13. “Director” means a member of the Board.

29.14. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

29.15. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock, or other property dividends in amounts equal equivalent to cash, stock, or other property dividends for each Share represented by an Award held by such Participant.

29.16. “Effective Date” means the day immediately prior to the Company’s IPO Registration Date, subject to approval of the Plan by the Company’s stockholders.

29.17. “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary, or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

29.18. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

29.19. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award (or combination thereof); or (b) the exercise price of an outstanding Award is increased or reduced.

29.20. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

29.21. “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the IPO Registration Date, the price per share at which Shares are initially offered for sale to the public by the Company’s underwriters in the initial public offering of Shares as set forth in the Company’s final prospectus included within the registration statement on Form S-1 filed with the SEC under the Securities Act; or

(d) by the Board or the Committee in good faith.

29.22. “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

29.23. “IPO Registration Date” means the date on which the Company’s registration statement on Form S-1 in connection with its initial public offering of common stock is declared effective by the SEC under the Securities Act.

29.24. “IRS” means the United States Internal Revenue Service.

29.25. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary, or Affiliate.

29.26. “Option” means an award of an option to purchase Shares pursuant to Section 5.

29.27. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.28. “Participant” means a person who holds an Award under this Plan.

29.29. “Performance Award” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.30. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) profit before tax;

(b) billings;

(c) revenue;

(d) net revenue;

(e) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);

(f) operating income;

(g) operating margin;

(h) operating profit;

(i) controllable operating profit or net operating profit;

(j) net profit;

(k) gross margin;

(l) operating expenses or operating expenses as a percentage of revenue;

(m) net income;

(n) earnings per share;

(o) total stockholder return;

(p) market share;

(q) return on assets or net assets;

(r) the Company’s stock price;

(s) growth in stockholder value relative to a pre-determined index;

(t) return on equity;

(u) return on invested capital;

(v) cash flow (including free cash flow or operating cash flows);

(w) cash conversion cycle;

(x) economic value added;

(y) individual confidential business objectives;

(z) contract awards or backlog;

(aa) overhead or other expense reduction;

(bb) credit rating;

(cc) strategic plan development and implementation;

(dd) succession plan development and implementation;

(ee) improvement in workforce diversity;

(ff) customer indicators and/or satisfaction;

(gg) new product invention or innovation;

(hh) attainment of research and development milestones;

(ii) improvements in productivity;

(jj) bookings;

(kk) attainment of objective operating goals and employee metrics;

(ll) sales;

(mm) expenses;

(nn) balance of cash, cash equivalents, and marketable securities;

(oo) completion of an identified special project;

(pp) completion of a joint venture or other corporate transaction;

(qq) employee satisfaction and/or retention;

(rr) research and development expenses;

(ss) working capital targets and changes in working capital; and

(tt) any other metric that is capable of measurement as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

29.31. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

29.32. “Performance Share” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.33. “Performance Unit” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.34. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

29.35. “Plan” means this Augmedix, Inc., 2020 Equity Incentive Plan, as may be amended from time to time.

29.36. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

29.37. “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan or issued pursuant to the early exercise of an Option.

29.38. “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

29.39. “SEC” means the United States Securities and Exchange Commission.

29.40. “Securities Act” means the United States Securities Act of 1933, as amended.

29.41. “Service” will mean service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary, or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status from an Employee to a Consultant or Non-Employee Director (or vice versa) will not terminate the Participant’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

29.42. “Shares” means shares of the Common Stock and the common stock of any successor entity of the Company.

29.43. “Stock Appreciation Right” means an Award defined in Section 8 and granted under the Plan.

29.44. “Stock Bonus” means an Award defined in Section 7 and granted under the Plan.

29.45. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.46. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

29.47. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

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D55860-P58754

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUGMEDIX, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

To be elected for terms expiring in 2024:

01) Joseph Marks, Ph.D.
02) Ian Shakil

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D55861-P58754

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AUGMEDIX, INC.

The undersigned hereby appoints Emmanuel Krakaris and Paul Ginocchio, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of AUGMEDIX, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held July 1, 2021 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)